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
COMPUTATION OF EARNINGS PER COMMON SHARE                                                                                  Exhibit 11
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)

                                                                             Thirteen Weeks Ended         Twenty-Six Weeks Ended
                                                                          -------------------------    -----------------------------
                                                                             July 30,     July 31,        July 30,       July 31,
                                                                               1994         1993            1994           1993
- - ------------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Loss before cumulative effect of accounting change                        $    (5,199) $    (5,433)    $    (6,455)    $    (7,117)
Cumulative effect of accounting change                                              -            -               -             399
                                                                          ------------ ------------    ------------    ------------

Net loss                                                                  $    (5,199) $    (5,433)    $    (6,455)    $    (6,718)
                                                                          ============ ============    ============    ============

Weighted average shares of common stock outstanding during the period       9,130,324    9,039,439       9,124,610       9,099,274
Incremental shares from assumed exercise of stock options (primary)           156,161      175,589         192,169         192,270
                                                                          ------------ ------------    ------------    ------------

                                                                            9,286,485    9,215,028       9,316,779       9,291,544
                                                                          ============ ============    ============    ============

Primary earnings (loss) per common share:
    Loss before cumulative effect of accounting change                    $     (0.56) $     (0.59)    $     (0.69)    $     (0.76)
    Cumulative effect of accounting change                                          -            -               -            0.04
                                                                          ------------ ------------    ------------    ------------

Net loss                                                                  $     (0.56) $     (0.59)    $     (0.69)    $     (0.72)
                                                                          ============ ============    ============    ============

FULLY DILUTED EARNINGS PER SHARE:

Loss before cumulative effect of accounting change                        $    (5,199) $    (5,433)    $    (6,455)    $    (7,117)
Interest expense applicable to 6 1/4% convertible subordinated debentures,
    net of tax                                                                    548          556           1,095           1,113
                                                                          ------------ ------------    ------------    ------------

                                                                               (4,651)      (4,877)         (5,360)         (6,004)
Cumulative effect of accounting change                                              -            -               -             399
                                                                          ------------ ------------    ------------    ------------

Net loss                                                                  $    (4,651) $    (4,877)    $    (5,360)    $    (5,605)
                                                                          ============ ============    ============    ============


Weighted average shares of common stock outstanding during the period       9,130,324    9,039,439       9,124,610       9,099,274
Incremental shares from assumed exercise of stock options (fully diluted)     158,136      196,996         194,961         172,031
Incremental shares from assumed conversion of 6 1/4% convertible
     subordinated debentures                                                1,168,882    1,168,882       1,168,882       1,168,882
                                                                          ------------ ------------    ------------    ------------

                                                                           10,457,342   10,405,317      10,488,453      10,440,187
                                                                          ============ ============    ============    ============

Fully diluted earnings (loss) per common share:
    Loss before cumulative effect of accounting change                    $     (0.44) $     (0.47)    $     (0.51)    $     (0.58)
    Cumulative effect of accounting change                                          -            -               -            0.04
                                                                          ------------ ------------    ------------    ------------

Net loss                                                                  $     (0.44) $     (0.47)    $     (0.51)    $     (0.54)
                                                                          ============ ============    ============    ============

Note:   This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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